US-DOCS\140649264.2 FIRST AMENDMENT TO EMPLOYMENT AGREEMENT This First Amendment to the Employment Agreement (the “Agreement”) previously entered into between TOI Management, LLC, a Delaware limited liability company (the “Company”), on the one hand, and Daniel Virnich, M.D. (the “Executive”), on the other hand, dated effective as of February 18, 2020, is made effective on May 4, 2023 (the “Effective Date”), between Company and Executive (the “First Amendment”). Any terms not defined herein shall have the meanings as set forth in the Agreement. WHEREAS, Company has entered into the Agreement with Executive; and WHEREAS, Company and Executive wish to amend the Agreement subject to the terms and conditions contained herein. NOW, THEREFORE, Company and Executive, intending to be legally bound hereby and for and in consideration of the mutual covenants contained herein, agree that the Agreement shall, as of the Effective Date described above, be amended as follows: 1. Amendments. All of the following amendments to the Agreement shall be implemented as of the Effective Date: Sections 5(a) and 5(b): “Termination Without Cause” and “Resignation for Good Reason” of the Agreement shall be replaced in their entirety as follows: (a) Termination Without Cause. The Company shall have the right to terminate the Executive’s employment at any time during the Employment Period without Cause. If the Company terminates the Executive’s employment under this Agreement without Cause, the Company shall pay the Executive any compensation and benefits Company owes to the Executive through the date of termination, in each case, as applicable, pursuant to and in accordance with Section 3 (collectively, the “Accrued Obligations and Benefits”). Additionally, conditioned upon the Executive’s voluntary execution of the Release of Claims Agreement in substantially the form of Exhibit A attached hereto, which Release of Claims Agreement shall be subject to modification only to the extent necessary to comply with changes in applicable law, if any, occurring after the Effective Date and prior to the date such Release of Claims Agreement is executed or by mutual agreement (the “Release”) (which must become effective on or prior to the sixtieth (60th) day following such termination), the Company shall pay to or on behalf of the Executive (i) the Executive’s Base Salary at the time of such termination for a period of twelve (12) months thereafter (the “Severance Period”), plus (ii) subject to applicable law, payment or reimbursement of all premiums for medical benefits elected by the Executive pursuant to the continuation of medical coverage under Section 4980B of the Code (as defined below) and Sections 601 through 608, inclusive, of the Employee Retirement Income Security Act of 1974 (“ERISA”), which amounts shall be deemed to be taxable income to the Executive, during the Severance Period (collectively, the payments described in Section 5(a)(i) and Section 5(a)(ii) shall be referred to as the “Severance Payments”). Severance Payments required to be paid pursuant to (A) Section 5(a)(i) DocuSign Envelope ID: 2D13B1F8-1A40-489F-A38A-55E96F8DACD0

US-DOCS\140649264.2 shall be paid during the Severance Period in accordance with Section 3(a) and (B) Section 5(a)(ii) shall be paid or reimbursed as when due or incurred by the Executive during the Severance Period in accordance with Section 3, as applicable. Notwithstanding anything in this Section 5(a), the Severance Payments shall be paid to the Executive, in accordance with the Company’s payroll policy, beginning on the payroll date which next occurs after the sixty first (61st) day following such termination; provided, that the Release is timely executed and delivered to the Company (and becomes effective) within such sixty (60) day period. If the Executive does not voluntarily execute the Release and the Release does not become effective within sixty (60) days of delivery of the Release by the Company to the Executive, the Executive shall not be entitled to the Severance Payments. Notwithstanding anything in this Section 5(a) to the contrary, Executive and Company agree that any Severance Payments payable pursuant to this Section 5(a), to the extent not already paid, shall cease immediately to the extent Executive commences compensated employment or other service with another company or organization during the Severance Period. Executive shall provide the Company with written notice within three (3) business days of the commencement of such new employment or engagement and, further, agrees that failure to do so shall amount to a material breach of this Agreement. (b) Resignation with Good Reason. The Executive shall have the right to terminate the Executive’s employment with the Company during the Employment Period for Good Reason upon thirty (30) days’ written notice to the Company and the Board; provided, that such notice provides a reasonably detailed explanation of the event or circumstance that constitutes Good Reason and such event or circumstance remains uncured (if curable) for ten (10) days after the Company and the Board have received such written notice. If the Executive terminates the Executive’s employment with the Company for Good Reason during the Employment Period, the Executive will be entitled to all payments and benefits as if the Executive had been terminated without Cause pursuant to, and in accordance with, the terms and conditions set forth in Section 5(a) (including the Executive’s voluntary execution of the Release), provided that the Severance Period shall be three (3) months. The Executive’s right to receive the Severance Payments in connection with the termination of the Executive’s employment for Good Reason for any particular event or circumstance shall cease to exist solely with respect to such event or circumstance if the Executive fails to provide written notice to the Company and the Board of such event or circumstance within thirty (30) days after the Executive has actual knowledge of the occurrence or existence thereof. 2. Superseding Amended Clauses; Interpretation. Upon signing of this First Amendment, the clauses altered by it shall supersede and replace their respective clauses from Executive’s original Agreement and any understandings, oral or written, between the Company and the Executive regarding the rights, privileges and obligations specified therein. 3. Entire Agreement. This First Amendment, together with the Agreement represent the entire understanding between the parties with respect to their subject matter, superseding all prior agreements and understandings, written or oral, with respect to their subject matter. DocuSign Envelope ID: 2D13B1F8-1A40-489F-A38A-55E96F8DACD0

US-DOCS\140649264.2 4. Governing Law. This First Amendment shall be governed by and construed and interpreted under the laws of the State of California without reference to conflicts of law principles. 5. Modification. This First Amendment may not be altered, amended or modified in any way except by written consent of Company and Executive. Waiver of any term or provision of this First Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this First Amendment. 6. Counterparts. This First Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument. [Signature Page to Follow] DocuSign Envelope ID: 2D13B1F8-1A40-489F-A38A-55E96F8DACD0

US-DOCS\140649264.2 IN WITNESS WHEREOF, this First Amendment has been entered into as of the Effective Date first set forth above. EXECUTIVE Date: ________________________________ By: ________________________________ Daniel Virnich, M.D. TOI MANAGEMENT, LLC. Date: ________________________________ By: ________________________________ Mark Hueppelsheuser General Counsel DocuSign Envelope ID: 2D13B1F8-1A40-489F-A38A-55E96F8DACD0 5/4/2023 5/4/2023